Exhibit 2.1

FIRST AMENDMENT TO TERM LOAN AGREEMENT

This FIRST AMENDMENT TO TERM LOAN AGREEMENT, dated as of July 23, 2021 (this “Amendment”), is entered into by and among Strongbridge U.S. Inc., a Delaware corporation (the “Borrower”), Strongbridge Biopharma plc, a public limited company incorporated under the laws of Ireland (the “Parent Guarantor”), each Lender party hereto designated as a “Lender” on its signature page hereto (collectively constituting the Majority Lenders (as defined in the Existing Credit Agreement)), Avenue Venture Opportunities Fund, L.P., a Delaware limited partnership, as administrative agent and collateral agent for the Lenders under the Existing Credit Agreement (in such capacities, collectively, the “Administrative Agent”). Capitalized terms used but not otherwise defined in this Amendment have the same meanings as specified in the Existing Credit Agreement.

RECITALS

WHEREAS, Parent Guarantor, the Borrower, the Subsidiary Guarantors from time to time party thereto, the Lenders from time to time party thereto and the Administrative Agent have entered into that certain Term Loan Agreement, dated as of May 19, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time immediately prior to the date hereof, the “Existing Credit Agreement”; the Existing Credit Agreement, as amended by this Amendment and as may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time after the date hereof, is herein referred to as the “Amended Credit Agreement”);

WHEREAS, the Lenders party hereto collectively constitute the Majority Lenders; and

WHEREAS, the Parent Guarantor, the Borrower and the Majority Lenders have agreed to amend the Conversion Option and other selected terms and provisions of the Existing Credit Agreement, subject to the terms and conditions hereof.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.    Amendment to Existing Credit Agreement. Subject to the satisfaction (or waiver by the Administrative Agent) of the conditions set forth in Section 2 of this Amendment, on the First Amendment Effective Date (as defined below), the Existing Credit Agreement shall hereby be amended as follows:

(a)    Section 1.01 of the Existing Credit Agreement is hereby amended by deleting the definitions of “Conversion Amount”, “Conversion Completion Date”, “Conversion Date” and “Conversion Notice”, in each case, in their entirety.

(b)    The definition of “Conversion Price” in Section 1.01 of the Existing Credit Agreement is hereby amended by amending and restating such definition in its entirety as follows:

““Conversion Price” means $2.24.”

(c)    Section 1.01 of the Existing Credit Agreement is hereby amended by inserting the following new definitions in appropriate alphabetical order:

““Conversion Completion Time” means the time immediately prior to the consummation of the Parent Guarantor Acquisition on the Parent Guarantor Acquisition Date.”

““First Amendment” means that certain First Amendment to Term Loan Agreement, dated as of the First Amendment Effective Date, by and among Parent Guarantor, the Borrower, the Lenders party thereto and the Administrative Agent.”

““First Amendment Effective Date” means the date on which all conditions precedent to the effectiveness of the First Amendment were satisfied or waived in accordance with the terms thereof, which such date is July 23, 2021.”

““Parent Guarantor Acquisition” means the acquisition by Xeris Biopharma Holdings, Inc., a corporation incorporated in the State of Delaware (“Xeris”), of Parent Guarantor by means of the proposed scheme of arrangement, pursuant to the Companies Act 2014, as provided for in that certain Transaction Agreement, dated as of May 24, 2021, by and among, inter alios, Parent Guarantor and Xeris, and further described in the Rule 2.5 Announcement (as defined therein), as amended, restated, amended and restated, supplemented or otherwise modified from time to time.”

““Parent Guarantor Acquisition Date” means the date on which the Parent Guarantor Acquisition is consummated.”

(d)    Section 10.02 of the Existing Credit Agreement is hereby amended by amending and restating such section in its entirety as follows:

“(a)    At the Conversion Completion Time, $10,000,000 of the aggregate principal amount outstanding under the Loans under this Agreement will automatically and irrevocably convert into Qualified Securities in the manner set forth in Section 10.02(c) (the “Conversion Option”).

(b)    The number of Qualified Securities to be allotted and issued by Parent Guarantor at the Conversion Completion Time (the “Option Shares”) shall be equal to the quotient of (x) $10,000,000 divided by (y) the Conversion Price and rounded down to the nearest whole ordinary share of Parent Guarantor.

(c)    At the Conversion Completion Time:

(i)    the Lenders shall, without any further act on their respective parts, be deemed to:

(A) subscribe for the applicable Option Shares; and

(B) irrevocably agree to the prepayment of the principal amount of the Loans in an amount equal to $10,000,000, without premium or penalty, and the principal amount of such Loans shall be deemed to have been prepaid in full at the Conversion Completion Time without any further action of the Borrower, the other Obligors, the Lenders, the Administrative Agent or any other party hereto; and

(ii)    Parent Guarantor shall, at its own expense:

(A) allot and issue the Option Shares, credited as fully paid up in cash to the Lenders; and

(B) procure that the names of the Lenders are entered in its register of members as the holder of the Option Shares.

(d)    The consideration payable for all Option Shares shall be satisfied in cash by the Borrower or, if the consideration for any Option Shares qualifies as the release of a liability of Parent Guarantor for a liquidated sum pursuant to section 64(3)(c) of the Companies Act 2014, by Parent Guarantor.”

(e)    Section 13.05(a) of the Existing Credit Agreement is hereby amended by inserting the following new sentence at the end of such Section:

“Notwithstanding anything in this Agreement or any other Loan Document to the contrary, the Lenders may not assign or otherwise transfer any of their rights or obligations hereunder or under any of the other Loan Documents during the period commencing on the First Amendment Effective Date and ending on the 90th day after the Parent Guarantor Acquisition Date.”

SECTION 2.    Conditions to Effectiveness. This Amendment shall become effective on the first date (such date, which shall also be the date hereof, the “First Amendment Effective Date”) when the Administrative Agent shall have received counterparts (or written evidence reasonably satisfactory to the Administrative Agent (which may include a facsimile or other electronic transmission) that such party has executed a counterpart) of (i) this Amendment duly executed by (a) Parent Guarantor, (b) the Borrower, (c) the Administrative Agent and (d) Lenders representing at least the Majority Lenders, and (ii) the Lock-Up Agreement, substantially in the form of Exhibit A hereto (or such other form as acceptable to Parent Guarantor), duly executed by (a) Parent Guarantor and (b) Avenue Venture Opportunities Fund, L.P.

SECTION 3.    Representations and Warranties. Each of Parent Guarantor and the Borrower hereby represents and warrants, as applicable, to the Administrative Agent and each Lender party hereto that, as of the First Amendment Effective Date, (i) this Amendment has been duly executed and delivered by Parent Guarantor and the Borrower and constitutes the legal, valid and binding obligation of Parent Guarantor and the Borrower, enforceable against Parent Guarantor and the Borrower in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) the execution, delivery and performance of this Amendment do not require the consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any third party, except for (a) such as have been or will be, prior to the First Amendment Effective Date, obtained or made and which on the First Amendment Effective Date will be in full force and effect and (b) filings and recordings in respect of the Liens created pursuant to the Security Documents.

SECTION 4.    Effect on Loan Documents. Except as specifically amended herein, all the Loan Documents shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Except as specifically set forth herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of the Loan Documents or in any way limit, impair or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Loan Documents. Parent Guarantor and the Borrower, on behalf of itself and the other Obligors, acknowledge and agree that, on and after the First Amendment Effective Date, this Amendment shall constitute a Loan Document for all purposes. On and after the First Amendment Effective Date, each reference in the Amended Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Existing Credit Agreement, and each reference in the other Loan Documents to “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Existing Credit Agreement shall mean and be a reference to the Amended Credit Agreement, and this Amendment and the Amended Credit Agreement shall be read together and construed as a single instrument. Nothing herein shall be deemed to entitle the Borrower to a further consent to, or a further waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Amended Credit Agreement or any other Loan Document in similar or different circumstances.

SECTION 5.    Expenses. The provisions of Section 13.03(a) of the Existing Credit Agreement are incorporated herein by reference, mutatis mutandis.

SECTION 6.    Amendments; Severability.

(a)    This Amendment may not be amended nor may any provision hereof be waived except pursuant to a writing signed by each party hereto.

(b)    In case any provision in or obligation hereunder shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

SECTION 7.    Reaffirmation. Each of Parent Guarantor and the Borrower, on behalf of itself and the other Obligors, hereby (a) acknowledges and agrees that all of such Obligor’s obligations under the Security Documents and the other Loan Documents to which it is a party are reaffirmed and remain in full force and effect on a continuous basis, (b) reaffirms each Lien granted by it to the Administrative Agent for the benefit of the Secured Parties and the guaranties made by it pursuant to the Article 14 of the Amended Credit Agreement and (c) acknowledges and agrees that the grants of security interests by and the guaranties of the Obligors contained in the Existing Credit Agreement and the Security Documents are, and shall remain, in full force and effect after giving effect to this Amendment and the transactions contemplated hereby.

SECTION 8.    GOVERNING LAW; JURISDICTION; SERVICE OF PROCESS AND VENUE; WAIVER OF JURY TRIAL. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION; PROVIDED THAT SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. The provisions of Section 13.10 of the Existing Credit Agreement are incorporated herein by reference, mutatis mutandis.

SECTION 9.    Section Titles. The section titles contained in this Amendment are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto, except when used to reference a section. Any reference to the number of a clause, sub-clause or subsection hereof immediately followed by a reference in parenthesis to the title of the Section containing such clause, sub-clause or subsection is a reference to such clause, sub-clause or subsection and not to the entire Section; provided, however, that, in case of direct conflict between the reference to the title and the reference to the number of such Section, the reference to the title shall govern absent manifest error. If any reference to the number of a Section (but not to any clause, sub-clause or subsection thereof) is followed immediately by a reference in parenthesis to the title of a Section, the title reference shall govern in case of direct conflict absent manifest error.

SECTION 10.    Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.    Delivery of an executed counterpart of a signature page of this Amendment by fax transmission or e-mail transmission (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Amendment. The words “delivery,” “execute,” “execution,” “signed,” “signature,” and words of like import in this Amendment or any other document executed in connection herewith shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

[Remainder of page intentionally left blank; signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

STRONGBRIDGE U.S. INC., as the Borrower

By:	/s/ Richard S. Kollender
Name:	Richard S. Kollender
Title:	Chief Operating Officer

STRONGBRIDGE BIOPHARMA PLC, as Parent Guarantor

By:	/s/ Richard S. Kollender
Name:	Richard S. Kollender
Title:	President and CFO

AVENUE VENTURE OPPORTUNITIES FUND, L.P., as Administrative Agent

By:	/s/ Sonia Gardner
Name:	Sonia Gardner
Title:	Authorized Signatory

AVENUE VENTURE OPPORTUNITIES FUND, L.P., as a Lender

By:	/s/ Sonia Gardner
Name:	Sonia Gardner
Title:	Authorized Signatory

EXHIBIT A

Form of Lock-Up Agreement

Exhibit 2.2 to the Form 8-K filed with the SEC by Strongbridge Biopharma plc on July 26, 2021 is incorporated herein by reference.